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                        FORM OF REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 10, 1997, between Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), and SCPG Holdings Pte. Ltd. (the "Investor").

    Security Capital and the Investor have entered into a Letter Agreement of even date herewith (the "Letter Agreement") in connection with Security Capital's initial public offering of its shares of Class B Common Stock. In order to induce the Investor to enter into the Letter Agreement, Security Capital has agreed to provide the rights set forth in this Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

1.  DEFINITIONS.

    As used in this Agreement, the following terms shall have the following respective meanings:

    "AFFILIATE": with regard to a Person, a Person that controls, is controlled by, or is under common control with, such original Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

    "AGREEMENT":  as defined in the preamble.

    "CLASS B SHARES": Security Capital's Class B Common Stock, par value $.01 per share.

    "CLOSING PRICE": the reported last sale price of a unit of a security on a given day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by Security Capital for that purpose, or, if no such prices are furnished, the fair market value of the security as determined in good faith by the board of directors of Security Capital; PROVIDED, HOWEVER, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

    "COMMISSION": the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.

    "DEMAND REGISTRATION": an effective registration pursuant to a request made by the Investor pursuant to Section 3.1.

    "EXCHANGE ACT":  the Securities Exchange Act of 1934, as amended.

    "FIRST EFFECTIVE DATE": the effective date of the First Registration Statement in the event of a Proration.

    "FIRST REGISTRATION STATEMENT": in the event of a Proration, the registration statement initially filed in which all securities sought to be included were not so included.

    "FORMS":  as defined in Section 4.3.

    "INVESTOR":  as defined in the preamble.

    "LETTER AGREEMENT":  as defined in the preamble.

    "OFFER":  as defined in Section 2.1(b).

    "OFFERED INTEREST":  as defined in Section 2.1(b).

    "OVERHANG RISK": a substantial risk that the sale of some or all securities sought to be sold will substantially reduce the proceeds or price per unit to be derived from a registration by the Person on whose behalf a registration statement shall be filed.

    "PERSON": an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "PRORATION": any reduction pursuant to Section 2.1(e) in the number of securities to be included in a Demand Registration.

    "REGISTRABLE SECURITY": Class B Shares purchased by the Investor pursuant to the Letter Agreement and any Class B Shares which may subsequently be purchased by SCPG, including, (i) any securities which may subsequently be issued with respect to such Class B Shares as a result of a stock split or dividend and (ii) any securities resulting from any sale, transfer, assignment or other transaction involving such Class B Shares (including any securities into which such Class B Shares may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise); PROVIDED that the Class B Shares held by the Investor will cease

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to be Registrable Securities in the event that the Investor no longer holds
Class B Shares in an amount that exceeds the volume limitations set forth in Rule 144(e)(1) under the Securities Act.

    "RESALE RULES":  as defined in Section 4.3.

    "SALEABLE AMOUNT": the greatest number of securities which would not create an Overhang Risk.

    "SECURITY CAPITAL":  as defined in the preamble.

    "SECURITIES ACT":  the Securities Act of 1933, as amended.

    "SELLING PERIOD": for purposes of a Proration pursuant to a Demand Registration, the period beginning on the First Effective Date and ending on the earlier of: (i) 90 days after the First Effective Date or (ii) one day after any date on which the Closing Price shall be at least 110% of the offering price listed in the prospectus, included in the First Registration Statement (or, if no offering price is listed in the prospectus included in the First Registration Statement, the Closing Price on the First Effective
Date).

    "SHELF REGISTRATION": an effective registration under Rule 415 of the Securities Act pursuant to Rule 3.1.

    "UNINCLUDED SECURITIES": any securities sought to be registered but which are not registered due to a Proration.

    "VIOLATION":  as defined in Section 4.2(a).



2.  DEMAND REGISTRATION.

    2.1. DEMAND REGISTRATION.

    (a) DEMAND. Beginning twenty days before the expiration of the Lock-up Period as defined in the Letter Agreement, the Investor may request one registration of all or any portion of its Registrable Securities. The request shall state that the Investor intends to dispose of such Class B Shares through a registered public offering and shall state the price range per Class B Share at which the Investor proposes to sell such shares in such offering, PROVIDED that the Registrable Securities requested to be registered equal or exceed $25 million of Class B Shares (based on the Closing Price), and Security Capital will effect the registration of such Registrable Securities under the Securities Act in accordance with the following provisions of this Article 2. The Investor shall not have the right to cause Security Capital to register its Registrable Securities under this Section 2.1 if the number of Class B Shares requested to be so registered may, based on an opinion of counsel to Security Capital, be sold pursuant to the Resale Rules, provided such counsel and the form and substance of its opinion is reasonably acceptable to the Investor.

     (b) EFFECTING REGISTRATION. Whenever Security Capital shall be requested by the Investor pursuant to paragraph (a) of this Section 2.1 to effect the registration of any of its Registrable Securities under the Securities Act, Security Capital shall:

          (i) within twenty days of delivery of Investor's request, file a registration statement under the Securities Act with respect to those Registrable Securities which Security Capital has been requested to register pursuant to paragraph (a) of this Section 2.1; and

          (ii) use its best efforts to effect such registration as quickly as practicable.

     (c) SECURITY CAPITAL'S ABILITY TO POSTPONE. Security Capital may postpone the filing of a registration statement under this Section 2.1 for a reasonable period of time (not exceeding 60 days) if Security Capital furnishes the Investor with a certificate signed by the Chairman of the Board or a Managing Director of Security Capital, stating that, in its good faith judgment, Security Capital's board of directors has determined that effecting the registration at such time would require Security Capital to make public disclosure of information not otherwise required to be publicly disclosed at such time, the public disclosure of which would have a material adverse effect upon Security Capital or would adversely affect the ability of Security Capital to consummate a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Security Capital may also postpone for up to 60 days the filing of a registration statement under this Section 2.1 if a registration of Security Capital's securities is in progress or imminent (to be evidenced by presentations or discussions with proposed underwriters in connection with an offering of securities) and the distribution pursuant thereto not yet completed.

     (d) USE OF CAPITAL MARKETS GROUP. If SCPG desires to engage a financial advisor to identify potential purchasers (including an underwriter) in connection with a demand for an offering pursuant to Section 2.1(a), SCPG will notify Security Capital Markets Group incorporated ("Capital Markets Group") of such demand and will negotiate in good faith to engage, within three days of such notification, Capital Markets Group as its agent in connection with a placement of its Registrable Securities. The terms and conditions of any such engagement, including the economic terms, will be based upon mutual agreement of the parties at the time of entering into the agency relationship. In the event that SCPG engages Capital Markets Group to act as its agent in connection with the placement of its Registrable Securities, Capital Markets Group will have 30 days from the date of such demand to effect such placement on terms satisfactory to SCPG. In the event that either (x) SCPG and Capital Markets Group are unable to reach an agreement with respect to the engagement of Capital Markets Group as SCPG's agent within three days of SCPG's notification or (y) Capital Markets Group is unable to effect a placement of SCPG's Registrable Securities on terms satisfactory to SCPG within 30 days of SCPG's demand, then SCPG may proceed with a public offering otherwise provided in this Article 2.

     (c) OVERHANG RISK. If the managing underwriter for the Demand Registration advises that the amount of Class B Shares sought to be included in such Demand Registration by the


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Investor would create an Overhang Risk, then the amount of Class B Shares to be registered by the Investor may be reduced as determined by the managing underwriter to the extent necessary to reduce the amount of Class B Shares to be registered to the amount recommended by the managing underwriter.

     (f) SELECTION OF UNDERWRITERS. In the case of an underwritten Demand Registration, the Investor will have the right to select the investment banker(s) and manager(s), subject to the Security Capital's approval, which will not be unreasonable withheld (it being agreed that those investment bankers which had previously been used, at the time of demand, by Security Capital or one of its Affiliates in a similar role in connection with an offering of their securities are deemed approved), to administer the offering.

     (g) AGREEMENT WITH UNDERWRITERS. The Investor shall (together with Security Capital as provided in Section 2.2 (g)) enter into an underwriting agreement in customary and usual form with the underwriter or underwriters selected for such underwriting as provided in Section 2.1(d).

     (h) NUMBER OF DEMAND REGISTRATIONS. The Investor shall be entitled to one Demand Registration, subject to the provisions for one additional registration in the event of a Proration as provided in Section 4.5 (which additional registration shall not be subject to the $25 million minimum requirement contained in Section 2.1(a)).

     2.2. REGISTRATION PROCEDURES. If and whenever Security Capital is required by any of the provisions of this Article 2 to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, Security Capital will (except as otherwise provided in this Agreement), use its best efforts to as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such Class B Shares and use its best efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary (up to a maximum of 90 days) to complete the distribution of the Registrable Securities so registered;

     (b) prepare and file with the Commission such amendments and supplements as soon as practicable to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same;

     (c) furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement, including any preliminary prospectus and any amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

     (d) use its best efforts to register and qualify, or perfect exemptions for, the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Investor shall reasonably request, and do any and all other acts and things reasonably requested by the Investor to assist the Investor to consummate the public sale or other disposition in such jurisdictions of the securities owned by the Investor, except that Security Capital shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

     (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     (f) enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including, without limitation, to obtain an opinion of counsel to Security Capital and a "comfort letter" from the independent public accountants to Security Capital in the usual and customary form for such underwritten offering;

     (g) notify the Investor, at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event of which Security Capital has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing;

     (h) make Security Capital executive officers available for a total of up to six business days (but no more than three business days in any week) to participate in "road show" presentations in locations mutually agreed upon by Security Capital and the Investor and to make such executive officers and all appropriate information available at Security Capital's principal executive offices to discuss the affairs of Security Capital with Investor and any potential purchaser of the Class B Shares owned by Investor at times that may be mutually agreed upon;

     (i) undertake all customary preparations in advance of the scheduled meetings for any agreed upon "road show," including preparing an appropriate script, audio/visual materials and any other written materials reasonably requested by SCPG; and

     (j) upon the request of the Investor, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Class B Shares so registered.

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3.  SHELF REGISTRATION.

    3.1  SHELF REGISTRATION.

    (a) SHELF REGISTRATION. Beginning on June 9, 1998, the Investor may, from and after such date, request that Security Capital file a Shelf Registration sufficient to permit the Investor to sell all or any part of its Registrable Securities pursuant to Rule 415 under the Securities Act by delivering written notice to Security Capital specifying the number of Class B Shares the Investor desires to sell. The Investor shall not have the right to cause Security Capital to register its Registrable Securities under this
Section 3.1 if the number of Class B Shares requested to be so registered may, based on an opinion of counsel to Security Capital, be sold pursuant to the Resale Rules, provided such counsel and the form and substance of its opinion is reasonably acceptable to the Investor.

    (b) EFFECTING REGISTRATION. Whenever Security Capital shall be requested by the Investor pursuant to paragraph (a) of this Section 3.1 to effect the registration of any of its Registrable Securities under the Securities Act, Security Capital shall:

         (i) within twenty days of delivery of Investors' request, file a registration statement under the Securities Act with respect to those Registrable Securities which Security Capital has been requested to register pursuant to paragraph (a) of this
              Section 3.1; and

         (ii) use its best efforts to effect such registration as quickly as practicable.

    (c) SECURITY CAPITAL'S ABILITY TO POSTPONE. Security Capital may postpone the filing of a registration statement under this Section 3.1 and each proposed sale of Class B Shares by the Investor under an effective Shelf Registration for a reasonable period of time (not exceeding 60 days) if Security Capital furnishes the Investor with a certificate signed by the Chairman of the Board or a Managing Director of Security Capital stating that, in its good faith judgment, Security Capital's board of directors has determined that effecting the registration at such time would require Security Capital to make public disclosure of information not otherwise required to be publicly disclosed at such time, the public disclosure of which would have a material adverse effect upon Security Capital or would adversely affect the ability of Security Capital to consummate a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Security Capital may also postpone for up to 60 days the filing of a registration statement under this Section 3.1 if a registration of Security Capital's securities is in progress or imminent (to be evidenced by presentations or discussions with proposed underwriters in connection with an offering of securities) and the distribution pursuant thereto not yet completed.

    (d)  NUMBER OF SHELF REGISTRATIONS.     The Investor shall be entitled to
one Shelf Registration.

         3.2. REGISTRATION PROCEDURES. If and whenever Security Capital is required by any of the provisions of this Article 3 to use its best efforts to effect the registration of any of the Registrable Securities pursuant to Rule 415 under the Securities Act, Security Capital will (except as otherwise provided in this Agreement), use its best efforts to as expeditiously as possible:

    (a) prepare and file with the Commission a registration statement with respect to such Class B Shares and use its best efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Class B Shares so registered;

    (b) prepare and file with the Commission such amendments and supplements as soon as practicable to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective for so long as shall be necessary to complete the distribution of the Registrable Securities so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same;

    (c) furnish to the Investor such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including any preliminary prospectus, and any amendments or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

    (d) use its best efforts to register and qualify, or perfect exemptions for, the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request, and do any and all other acts and things reasonably requested by the Investor to assist the Investor to consummate the sale or other disposition in such jurisdictions of the securities owned by the Investor, except that Security Capital shall not for any such purpose by required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

    (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

    (f) notify the Investor, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

    (g) upon the request of the Investor, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Class B Shares so registered.

4.  PROVISIONS APPLICABLE TO REGISTRATION RIGHTS.

    4.1. EXPENSES.

    (a) Except as set forth in Section 4.1(b), the expenses specified in the following sentence incurred in a Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) of the Investor's Class B Shares under this Agreement shall be paid by the Investor. The expenses referred to in the preceding sentence shall be limited to underwriters' discounts or commissions or fees, brokerage discounts commissions, fees of placement agents, other sales expenses and fees and disbursements of counsel for the Investor.

    (b) All other expenses incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) shall be paid by Security Capital, including, without limitation, (i) registration and filing fees, (ii) the expenses of printing and distributing the registration statement and prospectus used in connection therewith and any amendment or supplement thereto, (iii) the expenses of its internal counsel (and/or, if Security Capital chooses, its outside counsel), including fees and expenses related to the preparation of the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, (iv) any necessary accounting expenses, including any special audits which shall be necessary to comply with governmental requirements in connection with any such registration, including the expense related to any comfort letters and (v) expenses of complying with the securities or blue sky laws of any jurisdiction.

    4.2. INDEMNIFICATION. In the event the Investor's Class B Shares are included in a Demand Registration under Article 2 or in a Shelf Registration under Article 3:

    (a) INDEMNITY BY SECURITY CAPITAL. Without limitation of any other indemnity provided to the Investor, to the extent permitted by law, Security Capital will indemnify and hold harmless the Investor, the Affiliates, officers, directors, employees, agents and partners of the Investor, any underwriter (as defined in the Securities Act), and each Person, if any, who controls the Investor or any such underwriter (within the meaning of the Securities Act or Exchange Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, as and when incurred, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations

(collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any other violation or alleged violation by Security Capital of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and Security Capital will reimburse the Investor and each such Affiliate, officer, director, employee, agent, partner, underwriter or controlling person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that Security Capital shall not be liable to the Investor in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or any officer, director, partner or controlling person thereof or (B) by the Investor's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Security Capital has furnished the Investor with a sufficient number of copies of the same.

    (b) INDEMNITY BY INVESTOR. In connection with any registration in which the Investor is participating, the Investor will furnish to Security Capital in writing such information and affidavits as Security Capital reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Security Capital, its directors, officers, employees and agents and each Person who controls Security Capital (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation occurs solely in reliance upon and in conformity with any information or affidavit so furnished in writing by the Investor or through the Investor's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Security Capital has furnished the Investor with a sufficient number of copies of the same; PROVIDED that the obligation to indemnify will be several and not joint and several with any other Person and will be limited to the net amount received by the Investor from the sale of Class B pursuant to such registration statement.

    (c) NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Section 4.2 of notice of the commencement of any action (including any governmental action), such indemnifying party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, PROVIDED that the indemnifying party shall not be responsible for the fees and expenses of more than one counsel for the indemnified parties; PROVIDED, FURTHER, that the indemnifying party shall not, without the written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect to which indemnification or contribution may be sought hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.2 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this
Section 4.2.

    (d) CONTRIBUTION. If the indemnification provided for in this Section 4.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Investor shall be obligated to contribute pursuant to this Section 4.2(d) shall be limited to an amount equal to the proceeds to the Investor of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or expense or any substantially similar loss, claim, damage, liability or expense arising from the sale of such Registrable Securities.)

    (e) SURVIVAL OF INDEMNITY AND CONTRIBUTION. The indemnification and contribution provided by this Section 4.2 shall be a continuing right to indemnification and contribution and shall survive the registration and sale of any securities by any Person entitled to indemnification and contribution hereunder and the expiration or termination of this Agreement.

    4.3. RULE 144; REPORTS UNDER EXCHANGE ACT. In order to permit the Investor to sell the Class B Shares it holds, if it so desires, from time to time pursuant to an effective shelf registration or pursuant to Rule 144 promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit the Investor to sell Registrable Securities to the public without registration (the "Resale Rules") or pursuant to a registration statement on Form S-3 at any time after Security Capital so qualifies or any successor to such form or any other form permitting incorporation by reference of documents filed with the Commission subsequent to the filing of the registration statement (the "Forms"), Security Capital will:

    (a) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules, Form S-3 (including the registrant requirements thereof) and any other Forms;

    (b) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

    (c) file with the Commission in a timely manner all reports and other documents required of Security Capital under the Securities Act (including any Forms) and the Exchange Act;

    (d) furnish annually to the Investor material containing the information required by Rule 14a-3(b) under the Exchange Act and Items 401, 402 and 403 of Regulation S-K of the Commission; and

    (e) furnish to the Investor so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by Security Capital that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Security Capital and any other reports and documents so filed by Security Capital and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to a Form.

    4.4. LIMITATIONS ON OTHER REGISTRATION RIGHTS.

    (a) Except as otherwise set forth in this Agreement, Security Capital shall not, without the prior written consent of the Investor include in any registration in which the Investor has a right to participate pursuant to this Agreement any securities of any Person other than the Investor.

    (b) Nothing contained in this Agreement shall confer upon the Investor any right to include any or all of the Investor's Class B Shares in a registration statement filed by Security Capital under the Securities Act for the sale of such securities for Security Capital's own account; PROVIDED, HOWEVER, that if Security Capital includes in any such registration statement for its own account Class B Shares owned by a stockholder other than the Investor, it shall also allow

Investor to include the same number of Class B Shares to be registered for the benefit of all such other stockholders in that registration statement.

     4.5. PRORATIONS.  In the event of a Proration:

     (a) upon the expiration of the Selling Period, Security Capital shall be obligated to file an additional registration statement (which registration statement shall contain a current prospectus) relating to the Unincluded Securities;

     (b) Security Capital shall use its best efforts to effect the registration of the Unincluded Securities as quickly as possible thereafter; and

     (c) the Investor may withdraw its Unincluded Securities from such additional registration without cost or penalty at any time prior to the effective date of such additional registration.

5.   MISCELLANEOUS.

     5.1. NOTICES.

     (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed, or given by facsimile or delivered by hand:

          (i)  if to Security Capital, at:

               Security Capital Group Incorporated
               125 Lincoln Avenue
               Santa Fe, New Mexico   87501
               Attn:  Jeffrey A. Klopf
               Facsimile: (505) 988-8920

               with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois   60603
               Attn: Edward J. Schneidman
               Facsimile: (312) 701-7711

          (ii) if to the Investor, at:

               SCPG Holdings Pte. Ltd.
               c/o GSIC Realty Corporation
               255 Shoreline Drive
               Suite 600
               Redwood City, California   94065
               Attn: Investment Manager and Attn: Controller
               Facsimile: (650) 802-1212

               with a copy to:

               Heller Ehrman White & McAuliffe
               601 South Figueroa Street
               Los Angeles, California   90017-5758
               Attn: Paul Greiner
               (213) 689-0200

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, and when telegraphed or telexed or delivered by hand shall be deemed to be given immediately, and when given by facsimile, shall be deemed to be given when confirmed electronically or telephonically, PROVIDED that the original is mailed by first class mail, postage prepaid, at the same time in accordance with Section 5.2(a).

     5.2. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Security Capital and the Investor.

     5.3. AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of Security Capital and the Investor. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     5.4. COUNTERPARTS. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     5.5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Maryland.

     5.6. INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     5.7. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.


                                        SECURITY CAPITAL GROUP INCORPORATED



                                        By:  /s/ C. Ronald Blankenship
                                           -------------------------------------
                                           C. Ronald Blankenship
                                           Managing Director


                                        SCPG HOLDINGS PTE. LTD.



                                        By:  /s/ Guy F. Tcheau
                                           -------------------------------------
                                        Name:    GUY F. TCHEAU
                                             -----------------------------------
                                        Title:   REGIONAL MANAGER
                                              ----------------------------------


                                        By:  /s/ S. Bradford Child
                                           -------------------------------------
                                        Name:    S. BRADFORD CHILD
                                             -----------------------------------
                                        Title:   SENIOR INVESTMENT MANAGER
                                              ----------------------------------